Exhibit 10.2

EIGHTH AMENDMENT TO OFFICE LEASE

This Eighth Amendment to Office Lease (this “Eighth Amendment”) is made and entered into by and between ASP, Inc., the managing partner of Boulder Tower Tenants in Common (“Landlord”), and HELMERICH & PAYNE, INC., a Delaware corporation (the “Tenant”), effective on and as of the date on which Tenant executes this Eighth Amendment, as set forth on the signature page (the “Effective Date”).

W I T N E S SETH

WHEREAS, Landlord and Tenant previously entered into that certain Office Lease dated May 30, 2003, as amended by that certain First Amendment to the Lease dated as of May 23, 2008, Second Amendment to Lease dated December 13, 2011, Third Amendment to Office Lease (with form of Fourth Amendment to Office Lease attached thereto as Exhibit “B”) dated September 5, 2012, Fifth Amendment to Office Lease dated December 26, 2012, Sixth Amendment to Office Lease dated April 24, 2013, and Seventh Amendment to Office Lease dated September 16, 2013 (collectively, the “Lease”); pursuant to which Landlord leases to Tenant certain premises totaling 179,447 rentable square feet in the building commonly known as Boulder Towers (the “Building”), located at 1437 South Boulder, Tulsa, Oklahoma 74119 (the “Existing Premises”); and

WHEREAS, Landlord and Tenant desire to expand the Premises, and amend certain other terms of the Lease, all as more particularly provided below;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1.             Definitions.  All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Eighth Amendment.

2.             Expansion Space; Term; Rent.  Landlord and Tenant hereby confirm, stipulate and agree that the Existing Premises shall be expanded as of the term commencement date to include two (2) additional suites consisting of (i) an additional 2,990 rentable square feet of office/storage space (“Space 1”) and (ii) an additional 1,071 rentable square feet of office/storage space (“Space 2”), both of which being more particularly identified on Exhibit “A” attached hereto (with Space 1 being labeled Suite 350 and Space 2 being labeled Suite 320).  Landlord will deliver possession of Space 1 and Space 2 in “as is” condition upon execution of this Eighth Amendment; provided, however, in the event delivery of possession is delayed and any such delay is caused by Landlord or Landlord’s contractors, then Tenant shall be entitled to receive from Landlord a rent credit equal to one (1) day of free Annual Rent for every one (1) day of any such delay.  Tenant may, at its sole cost, remodel any portion of Space 1 and Space 2 with Landlord’s written approval which shall not be unreasonably withheld, conditioned or delayed.  The term commencement date (“TCD”) and date of rent commencement with respect to both Space 1 and Space 2 will be May 1, 2014.  Unless sooner terminated as provided in the Lease, and subject to the renewal options contained this Eighth Amendment, the expiration date for the lease of Space 1 only will be April 30, 2017.  Unless sooner terminated as provided in the Lease, and subject to the renewal options contained in the Lease, the expiration date for the lease of Space 2 will be January 31, 2025.

Annual Rental for Space 1 payable by Tenant under the Lease shall be as follows:

Square Footage	Price/RSF	Annual Rent	Monthly Installment
2,990	$10.00	$29,900.00	$2,491.17

Annual Rental for Space 2 payable by Tenant under the Lease shall be as follows:

Square Footage	Price/RSF	Annual Rent	Monthly Installment
1,071	$5.75	$6,158.25	$513.19

With such Space 1 and Space 2, the total rentable square feet of the Leased Premises is 183,508 rentable square feet and the total rentable area of the Building is 521,802 rentable square feet.  In the event the parties execute the form of Fourth Amendment to Lease previously agreed to, the parties agree to modify that form prior to execution thereof in order to accurately reflect (after giving effect to this Eighth Amendment) the total rentable square feet of the Leased Premises, total parking spaces, and Tenant’s Share of Operating Expenses.

3.             Parking.  With respect to Space 1 and Space 2, the Landlord shall provide Tenant on the TCD eleven (11) parking spaces, including two (2) reserved covered spaces in the attached parking structure and nine (9) on a non-reserved basis on the existing surface lots. As of the TCD, Tenant shall have a total of four hundred ninety-three (493) parking spaces, which shall consist of one hundred seventeen (117) reserved covered spaces in the attached parking structure and three hundred seventy-six (376) on a non-reserved basis on the existing surface lots. These spaces are free of charge.

4.             Tenant’s Share and Operating Expense Base. Tenant’s Share attributable to Space 1 and Space 2 shall be .78%. Tenant’s Share attributable to the entire Leased Premises after the addition on the TCD of Space 1 and Space 2 shall be 35.168%.  The Operating Expense Base for Space 1 and Space 2 shall mean the amount of Operating Expenses for the calendar year 2013. From and after the TCD, the 5% cap on increases in Tenant’s Share attributable to Space 1 and Space 2 as to increases in Operating Expenses, as set forth in Section 4.02(g) of the H&P Lease, shall be applicable to Space 1 and Space 2 and Tenant’s Share shall be made in reference to the base amount established in 2013.

5.             Renewal Term.  Provided Tenant is not then in default in any of its material obligations under this Lease after applicable notice and curative periods have expired, Tenant shall have two (2) separate one-year options to renew the term of Space 1 (individually the “Renewal Term” or collectively “Renewal Terms”).  The first such option shall be exercised by written notice to Landlord given on or before January 31, 2017, and the second option shall be exercised by written notice on or before January 31, 2018.  The Renewal Terms shall be on the same covenants, agreements, terms provisions and conditions as are contained in this Eighth Amendment, except that Annual Rental applicable to Space 1 will be $12.00 per square foot for each Renewal Term.

6.             Authority. Each of Landlord and Tenant represents and warrants to the other that the execution, delivery and performance of this Eighth Amendment by such party is within the requisite power of such party, has been duly authorized and is not in contravention of the terms of such party’s organizational or governmental documents.

7.             Binding Effect. Each of Landlord and Tenant further represents and warrants to the other that this Eighth Amendment, when duly executed and delivered, will constitute a legal, valid, and binding obligation of Tenant, Landlord and all owners of the Building, fully enforceable in accordance with its respective terms, except as may be limited by bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws affecting the rights of creditors generally and the availability of specific performance or other equitable remedies.

8.             Successors and Assigns.  This Eighth Amendment will be binding on the parties’ successors and assigns.

9.             Brokers.  Tenant warrants that it has had no dealings with any broker or agent other than Commercial Realty, LLC d/b/a CB Richard Ellis|Oklahoma (the “Broker”) in connection with the negotiation or execution of this Eighth Amendment.  Landlord shall indemnify and hold Tenant harmless from and against any cost, expenses or liability for commissions or other compensation or charges of Broker.  Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed to be owed by Tenant to any broker or agent, other than Broker, with respect to this Eighth Amendment or the transactions evidenced hereby.

10.          Amendments.  With the exception of those terms and conditions specifically modified and amended herein, the Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Eighth Amendment and the terms and provisions of the Lease, the terms and provisions of this Eighth Amendment shall supersede and control.

11.          Counterparts.  This Eighth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Eighth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

12.          Disclosure.  Members of the Boulder Towers Tenants in Common are licensed real estate brokers in the State of Oklahoma and are affiliated with Commercial Realty, LLC d/b/a CB Richard Ellis|Oklahoma; they are also partners in Boulder Towers Tenants in Common, the Landlord.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to be effective as of the day and year as set forth above.

LANDLORD:

By: ASP, Inc.

Managing Partner of
Boulder Towers Tenants in Common

By:	/s/ William H. Mizener
Name:	William H. Mizener
Title:	President
Date Executed:	March 26, 2014

TENANT:

Helmerich & Payne, Inc.

By:	/s/ Steven R. Mackey
Name:	Steven R. Mackey
Title:	Executive Vice President
Date Executed: March 24, 2014